         As filed with the Securities and Exchange Commission on May ___, 1998.
                                                   Registration No. ___________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ----------------------------------

                            NOBLE INTERNATIONAL, LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Michigan                                       38-3139487
---------------------------------             ---------------------------------
  (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

      Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan 48304
      ---------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                NOBLE INTERNATIONAL, LTD. 1997 STOCK OPTION PLAN
                ------------------------------------------------
                            (Full title of the plan)

                              Michael C. Azar, Esq.
                     33 Bloomfield Hills Parkway, Suite 155
                        Bloomfield Hills, Michigan 48304
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (248) 433-3093
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

=====================================================================================================
                                         Proposed            Proposed
Title of                                 maximum             maximum
securities to be      Amount to be       offering price      aggregate offering      Amount of
registered            registered         per unit            price                   registration fee
-----------------------------------------------------------------------------------------------------
Common Stock,         700,000 shs.         $11.22(1)           $7,854,000(1)            $2,380
no par value
=====================================================================================================

(1) Based upon the average of the high and low prices for the registrant's common stock reported on the American Stock Exchange on May 21, 1998 for purposes of computing the registration fee on 700,000 shares not yet granted in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
------------------------------------------------

Noble International, Ltd. (the "Company") incorporates by reference into this Registration Statement:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

        2. The Company's Quarterly Report on Form 10-Q for the three month period ended March 31, 1998.

        3.     The Company's Current Report on Form 8-K filed January 6, 1998.

        4. The description of the Company's Common Stock, no par value, contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated by reference herein as set forth above shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
----------------------------------

        Inapplicable.

Item 5. Interests of Named Experts and Counsel.
-----------------------------------------------

        Inapplicable.

Item 6. Indemnification of Directors and Officers.
--------------------------------------------------

        Michigan Statutes
        -----------------

        Sections 561 to 571 of the Michigan Business Corporation Act set forth the conditions and limitations governing the indemnification of officers, directors and other persons as follows:

        Section 561. Indemnification for Expenses, Judgments, Fines and Settlements; Plea of Nolo Contendere, Effect. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal. administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        Section 562. Indemnification for Expense Incurred for Defense or Settlement of Litigation; Negligence or Misconduct; Extent of Indemnification. A corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the corporation except to the extent authorized in section 564c.

        Section 563. Success in Defense of Litigation. To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 561 or 562, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses, including attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this subsection.

        Section 564a. Determining Permissibility of Indemnification and Reasonableness of Expenses. (1) An indemnification under section 561 or 562, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in sections 561 and 562 and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways:

                (a) By a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

                (b) If a quorum cannot be obtained under subdivision (a), by majority vote of a committee duly designated by the board and consisting solely of 2 or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

                (c) By independent legal counsel in a written opinion, which counsel shall be selected in 1 of the following ways:

                        (i) By the board or its committee in the manner prescribed in subdivision (a) or (b).

                        (ii) If a quorum of the board cannot be obtained under subdivision (a) and a committee cannot be designated under subdivision (b), by the board.

                (d) By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

                (e) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

        (2) In the designation of a committee under subsection (1)(b) or in the selection of independent legal counsel under subsection (1)(c)(ii), all directors may participate.

        (3) If a person is entitled to indemnification under section 561 or 562 for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, or amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which the person is entitled to be indemnified.

        Section 564b. Advancement of Reasonable Expenses Prior to Final Disposition; Conditions. (1) A corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

                (a) The person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in sections 561 and 562.

                (b) The person furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct.

                (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this act.

        (2) The undertaking required by subsection (1)(b) must be an unlimited general obligation of the person but need not be secured.

        (3) Determinations and evaluations under this section shall be made in the manner specified in section 564a.

        Section 564c. Application to Court for Indemnification. A director, officer, employee, or agent of the corporation who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice it considers necessary may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in sections 561 and 562 or was adjudged liable as described in section 562, but if he or she was adjudged liable, his or her indemnification is limited to reasonable expenses incurred.

        Section 565. Nonexclusivity of Statute; Rights of Other Persons; Continuation of Rights. (1) The indemnification or advancement of expenses provided under sections 561 to 564c is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

        (2) The indemnification provided for in sections 561 to 565 continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, personal representatives, and administrators of the person.

        Section 567. Insurance Against Liability. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under sections 561 to 565.

        Section 569. Corporation; Construction of References to. For purposes of sections 561 to 567, "corporation" include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, partner, trustee, employee, or agent of such constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity.

        Section 571. Definitions. For the purposes of sections 561 to 567:

        (a) "Fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan.

        (b) "Other enterprises" shall include employee benefit plans.

        (c) "Serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director, officer, employee, or agent with respect to an employee benefit plan, its participants, or its beneficiaries.

        (d) A person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders as referred to in sections 561 and 562.

        Articles of Incorporation
        -------------------------

        Article VIII of the Company's Articles of Incorporation limits the liability for breaches of fiduciary duty by directors to the fullest extent provided by law as follows:

        A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (a) for any breach of the director's duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) resulting from a violation of Section 551(1) of the Michigan Business Corporation Act; or (d) for any transaction from which the director derived any improper personal benefit. In the event the Michigan Business Corporation Act is amended to authorize corporate action further eliminating or limited to the fullest extent permitted by the amended Michigan Business Corporation Act, as so amended. Any repeal, modification or adoption of any provision in these Articles of

        Incorporation inconsistent with this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal, modification or adoption.

        Bylaws
        ------

        Article VII of the Company's Bylaws provides for indemnification of the Company's directors, officers and agents to advance expenses for defense of litigation and to purchase and maintain insurance on behalf of any director or officer of the Company against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Company would have power to indemnify such director or officer against any liability under the provisions of such Articles or Michigan law and authorize the Board to extend such indemnity to others as follows:

        7.1 Third Party Proceeding. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding. If the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and the person submits a written claim for indemnification as hereinafter provided, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful, and the person submits a written claim for indemnification as hereinafter provided. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, or, with respect to a criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful. The right to indemnification conferred in this Section shall be a contract right. The Corporation may, by action of its Board of Directors, or by action of any person to whom the Board of Directors has delegated such authority, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        7.2 Derivative Shareholder Liability. The Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and the person submits a written claim of indemnification as hereinafter provided. However, indemnification shall not be made for a particular action, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought (or another court of competent jurisdiction) has determined upon application that, despite the adjudication of liability but in view of all the relevant circumstances, the person is fairly and reasonably entitled to indemnification for the reasonable expenses he or she incurred. The right to indemnification conferred in this Section shall be a contract right. The Corporation may, by action of its Board of Directors, or by action of any person to whom the Board of Directors has delegated such authority, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        7.3 Determination of Indemnification. Any indemnification under Section
7.1 or 7.2 of this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 7.1 or 7.2 of this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall occur within 30 days after a written claim for indemnification has been received by the Corporation, and shall be made in any of the following ways:

        (1) By a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit or proceeding;

        (2) If the quorum described in subparagraph (1) is not obtainable, then by a majority of a committee duly designated by the board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding;

        (3) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

                (A) By the board or its committee in the manner prescribed in subparagraphs (1) and (2),

                (B) If a quorum of the board cannot be obtained under subparagraph (1) and a committee cannot be designated under subparagraph (2), by the board;

        (4) By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding; and

        (5) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

        In the designation of a committee under subparagraph (2) or in the selection of independent legal counsel under subparagraph (3)(B), all directors may participate.

        If a person is entitled to indemnification under Sections 7.1 or 7.2 of this Article for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

        7.4 Payment of Defense Expenses in Advance. The Corporation shall pay or reimburse the reasonable expenses incurred by a director or officer who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

        (1) The person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Sections 7.1 and 7.2.

        (2) The person furnishes the Corporation a written undertaking, executed personally or on his or her behalf to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct.

        (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under this section or the Michigan Business Corporation Act.

        The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured. Determination of payments under Section 7.4 shall be made in the manner described in Section 7.3(1)-(5).

        7.5 Right of Officer or Director to Bring Suit. If a claim for indemnification under this Section is not paid in full by the Corporation within forty-five (45) days after a written claim has been received by the Corporation, the officer or director who submitted the claim (hereinafter the "indemnitee") may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover advances, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right under this Section (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) it shall be a defense that, and in any action brought by the Corporation to recover advances the Corporation shall be entitled to recover such advances if, the indemnitee has not met the applicable standard of conduct set forth in Section 7.1 or
Section 7.2. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.1 or 7.2, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to an action brought by the indemnitee or create a presumption that the indemnitee has not met the applicable standard of conduct. In any action brought by the indemnitee to enforce a right hereunder or by the Corporation to recover payments by the Corporation of advances, the burden of proof shall be on the Corporation.

        7.6 Other Indemnification. The indemnification or advancement of expenses provided under Sections 7.1 through 7.5 is not exclusive to other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Incorporation, bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in Sections 7.1 through 7.5 continues as to a person who ceases to be a director, officer, partner, or trustee and shall inure to the benefit of the heirs, executors, and administrations of the person.

        7.7 Liability Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against liability under the Michigan Business Corporation Act or this section.

        7.8 Definitions. For purposes of this section, "the Corporation" includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise whether for profit or not shall stand in the same position under the provisions of this paragraph with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity.

        7.9 Employee Benefit Plans. For purposes of this section, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the Corporation or its shareholders" as referred to in Sections 7.1 and 7.2.

        7.10 Severability. The invalidity or unenforceability of any provision of this Article VII shall not effect the validity or enforceability of the remaining provisions of this Article VII.

Item 7. Exemption from Registration Claimed.
--------------------------------------------

        Inapplicable.

Item 8. Exhibits.
-----------------

Exhibit Number                      Description
--------------                      -----------
4.1                Noble International, Ltd. 1997 Stock Option Plan.

5.1                Opinion and Consent of Oppenheimer Wolff & Donnelly LLP.

23.1               Consent of Oppenheimer Wolff & Donnelly LLP (included in
                   Exhibit 5.1).

23.2               Consent of Grant Thornton LLP.

24.1               Power of Attorney (included on the signature page).

Item 9. Undertakings.
---------------------

        A. The undersigned registrant hereby undertakes to file during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information set forth in the Registration Statement.

        B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        D. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

The Registrant
--------------

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 26, 1998.

                                         NOBLE INTERNATIONAL, LTD.,
                                         a Michigan corporation


                                         By:    /s/ ROBERT J. SKANDALARIS
                                             ----------------------------------
                                                Robert J. Skandalaris,
                                                Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Robert J. Skandalaris and Michael C. Azar, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, or any one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that such attorneys-in-fact and agents or any one of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                     Title                              Date
       ---------                     -----                              ----

/s/ ROBERT J. SKANDALARIS            Chief Executive Officer            May 26, 1998
------------------------------       Officer and Director (Principal
Robert J. Skandalaris                Executive Officer)



/s/ RICHARD V. BALGENORTH            Chief Financial Officer and        May 26, 1998
------------------------------       Executive Vice President-
Richard V. Balgenorth                Corporate Development
                                     (Principal Financial and
                                     Accounting Officer)

/s/ CHRISTOPHER L. MORIN             Chief Operating Officer            May 26, 1998
------------------------------       and Director
Christopher L. Morin



                                     Chairman of the Board              May __, 1998
------------------------------       of Directors
James Bronce Henderson, III



/s/ RICHARD J. REASON                Director                           May 26, 1998
------------------------------
Richard J. Reason



/s/ TIMOTHY F. HEALY                 Director                           May 26, 1998
------------------------------
Timothy F. Healy



/s/ DANIEL J. MCENROE                Director                           May 26, 1998
------------------------------
Daniel J. McEnroe



                                     Director                           May __, 1998
------------------------------
Anthony R. Tersigni

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number             Description
-------            -----------
4.1                Noble International, Ltd. 1997 Stock Option Plan.

5.1                Opinion and Consent of Oppenheimer Wolff & Donnelly LLP.

23.1               Consent of Oppenheimer Wolff & Donnelly LLP (included in
                   Exhibit 5.1).

23.2               Consent of Grant Thornton LLP.

24.1               Power of Attorney (included on the signature page).